Bank of America Reports Second-Quarter 2016 Financial Results

Bank of America Reports Q2-16 Net Income of $4.2 Billion, EPS of $0.36

Results Include $0.6 Billion (After Tax), or $0.05 per Share, in Negative Market-Related NII Adjustments and $0.1 Billion (After Tax), or $0.01 per Share, in Negative Net Debit Valuation Adjustments

Financial Highlights[1,2]

- Revenue, net of interest expense, $20.6 billion (FTE basis),[(A)] compared to $22.2 billion; reported revenue $20.4 billion, compared to $22.0 billion
  - Excluding market-related net interest income (NII) adjustments and net debit valuation adjustments (DVA), revenue (FTE) was $21.8 billion compared to $21.7 billion[(A)]
- NII of $9.2 billion compared to $10.5 billion
  - Excluding market-related adjustments, NII (FTE) increased to $10.4 billion from $10.0 billion[(A)]
- Noninterest income of $11.2 billion, compared to $11.5 billion
- Provision for credit losses of $976 million, compared to $780 million; net charge-offs declined to $985 million from $1.1 billion
- Noninterest expense declined $465 million, or 3%, to $13.5 billion
- Net income of $4.2 billion and EPS of $0.36, compared to $5.1 billion and $0.43
  - Q2-16 includes after-tax negative impacts of $0.6 billion, or $0.05 per share, for market-related NII adjustments, and $0.1 billion, or $0.01 per share, for net DVA
  - Q2-15 includes $0.4 billion, or $0.04 per share, after-tax positive impact for market-related NII adjustments and $0.1 billion, or $0.01 per share, negative after-tax impact for net DVA

Key Performance Metrics

- Return on average assets 0.78%; return on average common equity 6.5%; return on average tangible common equity 9.2%[(D)]
  - Excluding NII adjustments and net DVA, return on average assets 0.91%, and return on average tangible common equity 10.9%[(D)]
- Book value per share increased 8% to $23.67; tangible book value per share[(E)] increased 11% to $16.68
- Repurchased $1.4 billion in common stock and paid $0.5 billion in common stock dividends

Business Segment Highlights[1]

Consumer Banking

- Loans up $14.9 billion, deposits up $45.3 billion[1]
- Brokerage assets up 8%
- Mobile banking active users up 15% to 20.2 million
- Total credit/debit card spending up 4%[3]

Global Wealth and Investment Management

- Total client balances of $2.4 trillion
- Loans up $9.1 billion, deposits up $13.4 billion[1]
- Pretax margin improved to 26%
- Long-term AUM flows of $10 billion

Global Banking

- Loans up $29.2 billion; deposits up $12.3 billion[1]
- Ranked No. 3 Global Investment Bank with 6.5% market share[(B)]
- Participated in 9 of 10 top debt and equity underwriting deals[(B)]

Global Markets

- **Sales and trading revenue up 14%**
  - Fixed income up 27%
  - Equities down 8%
- **Excluding net DVA, sales and trading revenue up 12%[(C)]**
  - Fixed income up 22%[(C)]
  - Equities down 8%[(C)]

CEO Commentary

"We had another solid quarter in a challenging environment. Our responsible growth strategy led to improved customer and client activity, and each of our four business segments reported higher earnings than the year-ago quarter. We also moved closer to our longer-term performance targets. We continued to invest in core growth areas and to manage expenses, which were down 3 percent year over year to a level not seen since 2008."

— Brian Moynihan, Chief Executive Officer

Balance Sheet Highlights ($ in billions, at end of period)	June 30, 2016	March 31, 2016	June 30, 2015
Total assets	**$2,186.6**	$2,185.5	$2,149.0
Total loans and leases	**903.2**	901.1	881.2
Total deposits	**1,216.1**	1,217.3	1,149.6
Global Excess Liquidity Sources[(F)]	**515**	525	484
Common equity tier 1 capital (transition)	**166.2**	162.7	158.3
Common equity tier 1 capital (fully phased-in)[(G)]	**161.8**	157.5	148.3

Effective April 1, 2016, to align the company's business segments to how it now manages the business, Bank of America eliminated the Legacy Assets and Servicing segment and now reports results under the following business segments: Consumer Banking, Global Wealth and Investment Management, Global Banking and Global Markets, with the remaining operations recorded in All Other. Prior results have been reclassified to conform to this presentation. For more information, see the the Company's 8-K filed on July 12.

[1] Financial Highlights and Business Segment Highlights compare to the year-ago quarter unless noted. Loan and deposit balances are shown on an end-of-period basis.
[2] Fully taxable-equivalent (FTE) basis for the Corporation is a non-GAAP financial measure. See endnote (A) for more information.
[3] Combined consumer credit/debit spending, including GWIM, excludes the impact of portfolio divestitures. Including divestitures, combined spending was up 2%.

1

Bank of America Reports Second-Quarter 2016 Financial Results

CFO Commentary

"We increased adjusted net interest income year over year in a difficult rate environment by growing deposits and loans within our risk and customer frameworks. That, coupled with a relentless focus on costs, drove improved operating leverage across all four of our business segments. Also, we increased book value per share by 8 percent and tangible book value per share by 11 percent, returned nearly $2 billion in capital to common shareholders this quarter, and announced plans to return more capital through both share repurchases and dividends over the next four quarters."

— Paul Donofrio, Chief Financial Officer

Consumer Banking

Financial Results[1]

- Revenue up $107 million to $7.9 billion
  - NII increased $233 million, reflecting higher deposit and loan balances
  - Noninterest income decreased due to lower mortgage banking income, lower service charges, and the impact of certain divestitures
- Provision for credit losses increased $256 million, driven by a slower pace of portfolio improvement
- Noninterest expense down $221 million, due primarily to lower operating expenses; efficiency ratio improved to 56% from 60%
- Net income up 3% to $1.7 billion as higher revenue from increased customer activity combined with lower expenses to create positive operating leverage

	Three months ended		
($ in millions)	6/30/2016	3/31/2016	6/30/2015
Net interest income (FTE)	**$ 5,276**	$ 5,272	$ 5,043
Noninterest income	**2,588**	2,529	2,714
Total revenue (FTE)[2]	**7,864**	7,801	7,757
Provision for credit losses	**726**	531	470
Noninterest expense	**4,416**	4,538	4,637
Net income	**$ 1,718**	$ 1,729	$ 1,662

[1] Comparisons are to the year-ago quarter unless noted.
[2] Revenue, net of interest expense.

Business Highlights[1,2]

- No. 1 retail deposit market share[3]
- Average deposit balances grew $43.5 billion, or 8%, and average loan balances grew $12.2 billion, or 5%
- Total mortgage and home equity production[4] grew $1.4 billion, or 8%, to $20.6 billion
- Client brokerage assets grew $9.7 billion, or 8%, to $131.7 billion, driven by new accounts and flows, partially offset by lower market valuations. The number of Merrill Edge households grew 10% to 1.6 million households
- Highest level of U.S. consumer credit cards issued since 2008
- 20.2 million mobile banking active users, up 15%
- 4,681 financial centers, including 7 new openings during the quarter

	Three months ended		
($ in billions)	6/30/2016	3/31/2016	06/30/2015
Average deposits	**$ 596.5**	$ 578.2	$ 553.0
Average loans and leases	**242.9**	237.9	230.7
Brokerage assets (EOP)	**131.7**	126.9	122.0
Total mortgage production[4]	**$ 20.6**	$ 16.4	$ 19.2
Mobile banking active users (MM)	**20.2**	19.6	17.6
Number of financial centers	**4,681**	4,689	4,789
Efficiency ratio (FTE)	**56%**	58%	60%
Return on average allocated capital	**20**	20	20
Total U.S. Consumer Credit Card[2]			
New card accounts (MM)	**1.31**	1.21	1.30
Risk-adjusted margin	**8.79%**	9.05%	8.89%

[1] Comparisons are to the year-ago quarter unless noted.
[2] The U.S. consumer card portfolio includes Consumer Banking and GWIM.
[3] Source: SNL branch data, U.S. retail deposit market share based on June 2015 FDIC deposit data, adjusted to remove commercial balances.
[4] Total mortgage production includes first mortgage and home equity originations in Consumer Banking and GWIM. Amounts represent the unpaid principal balance of loans and in the case of home equity, the principal amount of the total line of credit.

2

Bank of America Reports Second-Quarter 2016 Financial Results

Global Wealth and Investment Management

Financial Results[1]

- Revenue down $111 million to $4.5 billion
  - NII up $82 million, reflecting higher deposit and loan balances
  - Noninterest income down $193 million, driven by lower market valuations and lower transactional revenue, partially offset by a modest gain on the sale of BofA Global Capital Management's assets under management (AUM)
- Noninterest expense down $197 million, or 6%, due to the expiration of fully amortized advisor retention awards and lower revenue-related incentives
- Net income up 8% to $722 million as lower expenses more than offset lower revenue to create positive operating leverage

($ in millions)	Three months ended 6/30/2016	3/31/2016	6/30/2015
Net interest income (FTE)	**$ 1,434**	$ 1,488	$ 1,352
Noninterest income	**3,022**	2,956	3,215
Total revenue (FTE)[2]	**4,456**	4,444	4,567
Provision for credit losses	**14**	25	15
Noninterest expense	**3,288**	3,275	3,485
Net income	**$ 722**	$ 724	$ 669

[1] Comparisons are to the year-ago quarter unless noted.
[2] Revenue, net of interest expense.

Business Highlights[1]

- Average deposit balances grew $14.8 billion, or 6%
- Average loans and leases grew $9.8 billion, or 7%
- Total client balances declined $103.3 billion, or 4%, to $2.4 trillion, driven by the sale of approximately $80 billion in BofA Global Capital Management AUM and lower market valuations, partially offset by positive client balance flows
- Long-term AUM flows of $10 billion in Q2-16
- Pretax margin increased to 26% from 23%
- Number of wealth advisors increased 2% to 18,159[2]

($ in billions)	Three months ended 6/30/2016	3/31/2016	6/30/2015
Average deposits	**$ 254.8**	$ 260.5	$ 240.0
Average loans and leases	**141.2**	139.1	131.4
Total client balances	**2,419.5**	2,466.2	2,522.8
Long-term AUM flows	**10.1**	(0.6)	8.6
Pretax margin	**26%**	26%	23%
Efficiency ratio (FTE)	**74**	74	76
Return on average allocated capital	**22**	22	22

[1] Comparisons are to the year-ago quarter unless noted.
[2] Includes financial advisors in Consumer Banking of 2,248 and 2,048 in Q2-16 and Q2-15.

3

Bank of America Reports Second-Quarter 2016 Financial Results

Global Banking

Financial Results[1]

- Revenue increased 11% to $4.7 billion
  - NII was higher primarily due to increased loan and leasing-related balances
  - Noninterest income increased 10% due to the impact from loans and related loan hedging activities in the fair value option portfolio, higher leasing and treasury-related revenues, as well as higher advisory fees
- Provision for credit losses increased $26 million
- Noninterest expense increased modestly due to investments in client-facing professionals in Commercial and Business Banking
- Net income increased $255 million to $1.5 billion, as solid revenue growth and continued expense discipline created positive operating leverage

	Three months ended		
($ in millions)	6/30/2016	3/31/2016	6/30/2015
Net interest income (FTE)	$ 2,421	$ 2,481	$ 2,170
Noninterest income[2]	2,269	1,909	2,066
Total revenue (FTE)[2,3]	4,690	4,390	4,236
Provision for credit losses	203	553	177
Noninterest expense	2,126	2,171	2,086
Net income	$ 1,491	$ 1,054	$ 1,236

[1] Comparisons are to the year-ago quarter unless noted.
[2] Global Banking and Global Markets share in certain deal economics from investment banking and loan origination activities.
[3] Revenue, net of interest expense.

Business Highlights[1,2]

- Average loans and leases grew $34.9 billion, or 12%
- Average deposit balances grew $10.7 billion, or 4%
- Total Corporation investment banking fees of $1.4 billion (excluding self-led deals) declined 8%, driven by lower equity issuance activity, partly offset by higher advisory fees
  - Ranked No. 3 globally in net investment banking fees with 6.5% market share[(B)]
  - Ranked among top 3 globally by volume in high-yield corporate debt, leveraged loans, mortgage-backed securities, asset-backed securities, investment grade corporate debt, syndicated loans, U.S. municipal bonds, announced mergers and acquisitions, and debt capital markets[(B)]
- Return on average allocated capital increased to 16%
- Efficiency ratio improved to 45%

	Three months ended		
($ in billions)	6/30/2016	3/31/2016	6/30/2015
Average deposits	$ 298.8	$ 297.1	$ 288.1
Average loans and leases	330.3	324.5	295.4
Total Corp. IB fees (excl. self-led)[2]	1.4	1.2	1.5
Global Banking IB fees[2]	0.8	0.6	0.8
Business Lending revenue	2.2	2.1	1.9
Global Transaction Services revenue	1.6	1.6	1.5
Efficiency ratio (FTE)	45%	49%	49%
Return on average allocated capital	16	11	14

[1] Comparisons are to the year-ago quarter unless noted.
[2] Global Banking and Global Markets share in certain deal economics from investment banking and loan origination activities.

4

Bank of America Reports Second-Quarter 2016 Financial Results

Global Markets

Financial Results[1]

- Revenue up $363 million to $4.3 billion; excluding net DVA[4], revenue increased $328 million to $4.5 billion, driven by higher sales and trading results, partially offset by lower equity capital markets investment banking fees
- Noninterest expense declined $166 million, or 6%, driven by reduced operating and support costs
- Net income increased 42% to $1.1 billion from $786 million, driven by strong sales and trading revenues and continued expense management; excluding net DVA, net income was $1.2 billion, compared to $909 million[4]

	Three months ended		
($ in millions)	6/30/2016	3/31/2016	6/30/2015
Net interest income (FTE)	**$ 1,093**	$ 1,180	$ 988
Noninterest income[2]	**3,220**	2,767	2,962
Total revenue (FTE)[2,3]	**4,313**	3,947	3,950
Net DVA[4]	**(164)**	154	(199)
Total revenue (excl. net DVA) (FTE)[2,3,4]	**4,477**	3,793	4,149
Provision for credit losses	**(5)**	9	6
Noninterest expense	**2,582**	2,450	2,748
Net income	**$ 1,116**	$ 970	$ 786

[1] Comparisons are to the year-ago quarter unless noted.
[2] Global Banking and Global Markets share in certain deal economics from investment banking and loan origination activities.
[3] Revenue, net of interest expense.
[4] Revenue, excluding net DVA, is a non-GAAP financial measure. See endnote C for more information.

Business Highlights[1,2]

- Sales and trading revenue up $422 million, or 14%, to $3.5 billion
- Excluding net DVA, sales and trading revenue up 12% to $3.7 billion, the highest second quarter in five years[(C)]
  - FICC increased 22%, due to stronger performance globally across rates and currencies products, higher secondary trading in loans and securitized products as a result of improved credit market conditions, as well as solid performance in municipal bonds from strong retail demand[(C)]
  - Equities down 8%, driven by a decline in client activity in Asia, compared to a strong year-ago quarter, which benefited from increased volumes related to stock market rallies in the region[(C)]
- Return on average allocated capital increased to 12%; excluding net DVA, return on average allocated capital increased to 13%

	Three months ended		
($ in billions)	6/30/2016	3/31/2016	6/30/2015
Average trading-related assets	**$ 411.3**	$ 407.7	$ 442.2
Average loans and leases	**69.6**	69.3	61.8
Sales and trading revenue	**3.5**	3.4	3.1
Sales and trading revenue (excl. net DVA)[(C)]	**3.7**	3.3	3.3
Global Markets IB fees	**0.6**	0.5	0.7
Efficiency ratio (FTE)	**60%**	62%	70%
Return on average allocated capital	**12**	11	9

[1] Comparisons are to the year-ago quarter unless noted.
[2] Global Banking and Global Markets share in certain deal economics from investment banking and loan origination activities.

5

Bank of America Reports Second-Quarter 2016 Financial Results 6 All Other Three months ended Financial Results1 ($ in millions) 6/30/2016 3/31/2016 6/30/2015 Net interest income (FTE) $ (788) $ (1,035) $ 1,131 Noninterest income 86 180 538 Total revenue (FTE)2 (702) (855) 1,669 Provision for credit losses 38 (121) 112 Noninterest expense 1,081 2,382 1,002 Net income (loss) $ (815) $ (1,797) $ 781 1 Comparisons are to the year-ago quarter unless noted. 2 Revenue, net of interest expense. Note: All Other consists of ALM activities, equity investments, the international consumer card business, non-core mortgage loans and servicing activities, liquidating businesses, residual expense allocations and other. ALM activities encompass certain residential mortgages, debt securities, interest rate and foreign currency risk management activities, the impact of certain allocation methodologies and accounting hedge ineffectiveness. The results of certain ALM activities are allocated to our business segments. Equity investments include our merchant services joint venture as well as Global Principal Investments, which is comprised of a portfolio of equity, real estate and other alternative investments. • Revenue declined $2.4 billion, driven by negative market-related NII adjustments versus a positive adjustment in Q2-15 and, to a lesser extent, lower gains on the sale of consumer real estate loans, as well as the absence of a benefit in the representations and warranties provision • Provision for credit losses decreased $74 million to $38 million, driven by continued portfolio improvement • Noninterest expense increased $79 million, due primarily to higher litigation expense • The decline in revenue noted above led to a net loss of $815 million in Q2-16, compared to net income of $781 million in Q2-15

Bank of America Reports Second-Quarter 2016 Financial Results

Credit Quality

Highlights[1]

- Overall credit quality remained strong. Compared to the first quarter of 2016, consumer portfolios continued to improve, and commercial portfolios saw lower net charge-offs and lower energy-related losses
- Total net charge-offs declined to $985 million from $1.1 billion in both Q1-16 and Q2-15
  - Excluding losses associated with the U.S. Department of Justice settlement and nonperforming loan sales in prior periods, net charge-offs were $1.0 billion in Q2-16, $1.0 billion in Q1-16 and $0.9 billion in Q2-15[(H)]
- The net charge-off ratio decreased to 0.44% from 0.48% in Q1-16 and 0.49% in Q2-15
  - Excluding the items noted above, the net charge-off ratio was 0.44% in Q2-16, down from 0.46% in Q1-16 and up from 0.43% in Q2-15
- The provision for credit losses increased to $976 million from $780 million in Q2-15, due to a slower pace of improvement in the consumer portfolio. Compared to the prior quarter, provision for credit losses was down slightly
- Net reserve release was $9 million, compared to $71 million in the prior quarter and $288 million in Q2-15, as reserve releases in consumer were mostly offset by increased commercial reserves
- Reservable criticized commercial exposures were $18.1 billion in Q2-16, compared to $18.6 billion in Q1-16 and $12.9 billion in Q2-15. The decline from Q1-16 was due to improvements across several industries while energy remained flat. The year-over-year change was due to increases in the energy sector

($ in millions)	Three months ended 6/30/2016	3/31/2016	6/30/2015
Provision for credit losses	**$ 976**	$ 997	$ 780
Net charge-offs	**985**	1,068	1,068
Net charge-off ratio[2]	**0.44%**	0.48%	0.49%
At period-end			
Nonperforming loans, leases and foreclosed properties	**$ 8,799**	$ 9,281	$ 11,565
Nonperforming loans, leases and foreclosed properties ratio[3]	**0.98%**	1.04%	1.32%
Allowance for loan and lease losses	**$ 11,837**	$ 12,069	$ 13,068
Allowance for loan and lease losses ratio[4]	**1.32%**	1.35%	1.50%

[1] Comparisons are to the year-ago quarter unless noted.
[2] Net charge-off ratio is calculated as annualized net charge-offs divided by average outstanding loans and leases during the period.
[3] Nonperforming loans, leases and foreclosed properties ratio is calculated as nonperforming loans, leases and foreclosed properties divided by outstanding loans, leases and foreclosed properties at the end of the period.
[4] Allowance for loan and lease losses ratio is calculated as allowance for loan and lease losses divided by loans and leases outstanding at the end of the period.

Note: Ratios do not include loans accounted for under the fair value option.

Energy Exposure

- Utilized energy exposure declined 3% from the prior quarter and 6% from the year-ago quarter to $21.2 billion, driven mainly by decreases in the lower-risk subsectors
  - Exposure of $7.6 billion to higher-risk subsectors (Exploration and Production and Oilfield Services) declined 1% and represents less than 1% of total corporation loans and leases
    - 57% of this utilized exposure is criticized
- Energy reserves were unchanged from the prior quarter at $1.0 billion

7

Bank of America Reports Second-Quarter 2016 Financial Results

Balance Sheet, Liquidity and Capital Highlights ($ in billions unless noted)						
Balance Sheet (end of period)	Three months ended					
		6/30/2016		3/31/2016		6/30/2015
Total assets	$	**2,186.6**	$	2,185.5	$	2,149.0
Total loans and leases		**903.2**		901.1		881.2
Total deposits		**1,216.1**		1,217.3		1,149.6
Funding and Liquidity						
Long-term debt	$	**229.6**	$	232.8	$	243.4
Global Excess Liquidity Sources[(F)]		**515**		525		484
Time to required funding (months)[(F)]		**35**		36		40
Equity						
Common shareholders' equity	$	**241.8**	$	238.4	$	229.4
Common equity ratio		**11.1%**		10.9%		10.7%
Tangible common shareholders' equity[1]	$	**170.4**	$	166.8	$	157.2
Tangible common equity ratio[1]		**8.1%**		7.9%		7.6%
Per Share Data						
Common shares outstanding (in billions)		**10.22**		10.31		10.47
Book value per common share	$	**23.67**	$	23.12	$	21.91
Tangible book value per common share[(E)]		**16.68**		16.17		15.02
Regulatory Capital						
Basel 3 Transition (as reported)[2,3]						
Common equity tier 1 (CET1) capital	$	**166.2**	$	162.7	$	158.3
Risk-weighted assets		**1,563**		1,587		1,408
CET1 ratio		**10.6%**		10.3%		11.2%
Basel 3 Fully Phased-in[2,4]						
CET1 capital	$	**161.8**	$	157.5	$	148.3
Standardized approach						
Risk-weighted assets	$	**1,416**	$	1,426	$	1,433
CET1 ratio		**11.4%**		11.0%		10.3%
Advanced approaches[5]						
Risk-weighted assets	$	**1,544**	$	1,557	$	1,427
CET1 ratio		**10.5%**		10.1%		10.4%
Supplementary leverage[(I)]						
Bank holding company supplementary leverage ratio (SLR)		**6.9%**		6.8%		6.3%
Bank SLR		**7.4**		7.4		7.0

Notes:

[1] Represents a non-GAAP financial measure. For reconciliation, see pages 17-18 of this press release.

[2] Regulatory capital ratios are preliminary. Common equity tier 1 (CET1) capital, risk-weighted assets (RWA) and CET1 ratio as shown on a fully phased-in basis are non-GAAP financial measures. For a reconciliation of CET1 to fully phased-in, see page 13 of this press release.

[3] Bank of America received approval to begin using the Advanced approaches capital framework to determine risk-based capital requirements in the fourth quarter of 2015. With the approval to exit parallel run, Bank of America is now required to report regulatory capital under both the Standardized and Advanced approaches. The approach that yields the lower ratio is to be used to assess capital adequacy, therefore we used the Advanced approaches at June 30, 2016 and March 31, 2016. Prior to exiting parallel run, we were required to report regulatory capital under the Standardized approach only.

[4] As previously disclosed, with the approval to exit parallel run, U.S. banking regulators requested modifications to certain internal analytical models including the wholesale (e.g., commercial) credit models, which increased our risk-weighted assets beginning in the fourth quarter of 2015.

[5] Basel 3 fully phased-in Advanced approaches estimates assume approval by U.S. banking regulators of our internal analytical models, including approval of the internal models methodology (IMM). As of June 30, 2016, BAC did not have regulatory approval for the IMM model.

8

Bank of America Reports Second-Quarter 2016 Financial Results 9 Endnotes A B C D E F G H I Fully taxable-equivalent (FTE) basis for the Corporation is a non-GAAP financial measure. For reconciliation to GAAP financial measures, refer to pages 17-18 of this press release. Net interest income on an FTE basis, excluding market-related adjustments, represents a non-GAAP financial measure. Market-related adjustments of premium amortization expense and hedge ineffectiveness were $(974) million and $669 million for the three months ended June 30, 2016 and 2015. Net DVA losses were $164 million and $199 million for the three months ended June 30, 2016 and 2015. Fully phased-in estimates are non-GAAP financial measures. For reconciliation to GAAP financial measures, refer to page 13 of this press release. Bank of America received approval to begin using the Advanced approaches capital framework to determine risk-based capital requirements in the fourth quarter of 2015. As previously disclosed, with the approval to exit parallel run, U.S. banking regulators requested modifications to certain internal analytical models including the wholesale (e.g., commercial) credit models, which increased our risk-weighted assets beginning in the fourth quarter of 2015. Basel 3 Advanced approaches estimates on a fully phased-in basis assume approval by U.S. banking regulators of our internal analytical models, including approval of the internal models methodology (IMM). As of June 30, 2016, BAC did not have regulatory approval for the IMM model. Global Excess Liquidity Sources includes cash and high-quality, liquid, unencumbered securities, limited to U.S. government securities, U.S. agency securities, U.S. agency MBS, and a select group of non-U.S. government and supranational securities, and are readily available to meet funding requirements as they arise. It does not include Federal Reserve Discount Window or Federal Home Loan Bank borrowing capacity. Transfers of liquidity from the bank or other regulated entities are subject to certain regulatory restrictions. Time to required funding is a debt coverage measure and is expressed as the number of months unsecured holding company obligations of Bank of America Corporation can be met using only the parent company’s Global Excess Liquidity Sources without issuing debt or sourcing additional liquidity. We define unsecured contractual obligations for purposes of this metric as maturities of senior or subordinated debt issued or guaranteed by Bank of America Corporation. For the period shown in 2015, we have included in the amount of unsecured contractual obligations the liability, including estimated costs, for the previously announced BNY Mellon private-label securitization settlement. The settlement payment of $8.5 billion was made in the first quarter of 2016. Tangible book value per share of common stock is a non-GAAP financial measure. For more information, refer to pages 17-18 of this press release. Return on average tangible common equity and return on average tangible common equity excluding the negative impact of the market-related adjustments are non-GAAP financial measures. Market-related adjustments for premium amortization expense and hedge ineffectiveness were $(974) million for the three months ended June 30, 2016. For more information, refer to pages 17-18 of this press release. Rankings per Dealogic as of July 1, 2016 for the quarter ended June 30, 2016. Excluding self-led. U.S. municipal bonds ranking per Thomson Reuters as of July 1, 2016. The numerator of the SLR is quarter-end Basel 3 Tier 1 capital reflective of Basel 3 numerator calculated under Basel 3 on a fully phased-in basis. The denominator is total leverage exposure based on the daily average of the sum of on-balance sheet exposures less permitted Tier 1 deductions, as well as the simple average of certain off-balance sheet exposures, as of the end of each month in a quarter. Off-balance sheet exposures primarily include undrawn lending commitments, letters of credit, potential future derivative exposures and repo-style transactions. Global Markets revenue, excluding net DVA, and sales and trading revenue, excluding net DVA, are non-GAAP financial measures. Net DVA gains (losses) were $(164) million, $154 million and $(199) million for the three months ended June 30, 2016, March 31, 2016 and June 30, 2015, respectively. FICC net DVA gains (losses) were $(160) million and $(200) million for the three months ended June 30, 2016 and 2015. Equities net DVA gains (losses) were $(4) million and $1 million for the three months ended June 30, 2016 and 2015. Represents a non-GAAP financial measure. Adjusted net charge-offs exclude Department of Justice (DoJ) settlement impacts of $0, $(9) million and $(166) million for the three months ended June 30, 2016, March 31, 2016 and June 30, 2015, respectively, and recoveries/(charge-offs) from nonperforming loan (NPL) sales and other recoveries of $(5) million $(40) million, and $27 million for for the three months ended June 30, 2016, March 31, 2016 and June 30, 2015, respectively.

Bank of America Reports Second-Quarter 2016 Financial Results 10 Contact Information and Investor Conference Call Invitation Note: Chief Executive Officer Brian Moynihan and Chief Financial Officer Paul Donofrio will discuss second- quarter 2016 financial results in a conference call at 8:30 a.m. ET today. The presentation and supporting materials can be accessed on the Bank of America Investor Relations website at http://investor.bankofamerica.com. For a listen-only connection to the conference call, dial 1.877.200.4456 (U.S.) or 1.785.424.1732 (international), and the conference ID is 79795. Please dial in 10 minutes prior to the start of the call. A replay will also be available beginning at noon ET on July 18 through midnight, July 25 by telephone at 1.800.934.4850 (U.S.) or 1.402.220.1178 (international). Investor Call Information Investors May Contact: Lee McEntire, Bank of America, 1.980.388.6780 Jonathan Blum, Bank of America (Fixed Income), 1.212.449.3112 Reporters May Contact: Jerry Dubrowski, Bank of America, 1.980.388.2840 jerome.f.dubrowski@bankofamerica.com About Bank of America Bank of America is one of the world's leading financial institutions, serving individual consumers, small and middle-market businesses and large corporations with a full range of banking, investing, asset management and other financial and risk management products and services. The company provides unmatched convenience in the United States, serving approximately 47 million consumer and small business relationships with approximately 4,700 retail financial centers, approximately 16,000 ATMs, and award-winning online banking with approximately 33 million active accounts and more than 20 million mobile active users. Bank of America is a global leader in wealth management, corporate and investment banking and trading across a broad range of asset classes, serving corporations, governments, institutions and individuals around the world. Bank of America offers industry-leading support to approximately 3 million small business owners through a suite of innovative, easy-to-use online products and services. The company serves clients through operations in all 50 states, the District of Columbia, the U.S. Virgin Islands, Puerto Rico and more than 35 countries. Bank of America Corporation stock (NYSE: BAC) is listed on the New York Stock Exchange. Forward-Looking Statements Bank of America and its management may make certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “anticipates,” “targets,” “expects,” “hopes,” “estimates,” “intends,” “plans,” “goals,” “believes,” “continue” and other similar expressions or future or conditional verbs such as “will,” “may,” “might,” “should,” “would” and “could.” Forward-looking statements represent Bank of America's current expectations, plans or forecasts of its future results and revenues, and future business and economic conditions more generally, and other future matters. These statements are not guarantees of future results or performance and involve certain known and unknown risks, uncertainties and assumptions that are difficult to predict and are often beyond Bank of America's control. Actual outcomes and results may differ materially from those expressed in, or implied by, any of these forward-looking statements.

Bank of America Reports Second-Quarter 2016 Financial Results 11 You should not place undue reliance on any forward-looking statement and should consider the following uncertainties and risks, as well as the risks and uncertainties more fully discussed under Item 1A. Risk Factors of Bank of America's 2015 Annual Report on Form 10-K, and in any of Bank of America's subsequent Securities and Exchange Commission filings: the Company's ability to resolve representations and warranties repurchase and related claims, including claims brought by investors or trustees seeking to distinguish certain aspects of the ACE Securities Corp. v. DB Structured Products, Inc. (ACE) decision or to assert other claims seeking to avoid the impact of the ACE decision; the possibility that the Company could face increased servicing, securities, fraud, indemnity, contribution or other claims from one or more counterparties, including trustees, purchasers of loans, underwriters, issuers, other parties involved in securitizations, monolines or private-label and other investors; the possibility that future representations and warranties losses may occur in excess of the Company’s recorded liability and estimated range of possible loss for its representations and warranties exposures; the possibility that the Company may not collect mortgage insurance claims; potential claims, damages, penalties, fines and reputational damage resulting from pending or future litigation and regulatory proceedings, including the possibility that amounts may be in excess of the Company’s recorded liability and estimated range of possible loss for litigation exposures; the possible outcome of LIBOR, other reference rate and foreign exchange inquiries and investigations; uncertainties about the financial stability and growth rates of non-U.S. jurisdictions, the risk that those jurisdictions may face difficulties servicing their sovereign debt, and related stresses on financial markets, currencies and trade, and the Company’s exposures to such risks, including direct, indirect and operational; the impact of U.S. and global interest rates, (including negative interest rates), currency exchange rates and economic conditions; the possibility that future credit losses may be higher than currently expected due to changes in economic assumptions, customer behavior and other uncertainties; the impact on the Company’s business, financial condition and results of operations of a potential higher interest rate environment; the impact on the Company’s business, financial condition and results of operations from a protracted period of lower oil prices; or ongoing volatility with respect to oil prices; our ability to achieve anticipated cost savings; adverse changes to the Company’s credit ratings from the major credit rating agencies; estimates of the fair value of certain of the Company’s assets and liabilities; uncertainty regarding the content, timing and impact of regulatory capital and liquidity requirements, including the potential adoption of total loss-absorbing capacity requirements; the potential for payment protection insurance exposure to increase as a result of Financial Conduct Authority actions; the impact of recently proposed U.K. tax law changes including a further limitation on how much net operating losses can offset annual profits and a reduction to the U.K. corporate tax rate which, if enacted, will result in a tax charge upon enactment; the possible impact of Federal Reserve actions on the Company’s capital plans; the possible impact of regulatory determinations regarding the Company’s failure to remediate deficiencies identified by banking regulators in the Corporation's Recovery and Resolution plans; the impact of implementation and compliance with new and evolving U.S. and international regulations, including, but not limited to, recovery and resolution planning requirements, the Volcker Rule and derivatives regulations; a failure in or breach of the Company’s operational or security systems or infrastructure, or those of third parties, including as a result of cyber attacks; the impact on the Company's business, financial condition and results of operations from the potential exit of the United Kingdom from the European Union; and other similar matters. Forward-looking statements speak only as of the date they are made, and Bank of America undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made. BofA Global Capital Management Group, LLC (BofA Global Capital Management) is an asset management division of Bank of America Corporation. BofA Global Capital Management entities furnish investment management services and products for institutional and individual investors. Bank of America Merrill Lynch is the marketing name for the Global Banking and Global Markets businesses of Bank of America Corporation. Lending, derivatives and other commercial banking activities are performed by banking affiliates of Bank of America Corporation, including Bank of America, N.A., member FDIC. Securities, financial advisory and other investment banking activities are performed by investment banking affiliates of Bank of America Corporation (Investment Banking Affiliates), including Merrill Lynch, Pierce, Fenner & Smith Incorporated, which are registered broker-dealers and members of FINRA and SIPC. Investment products offered by Investment Banking Affiliates: Are Not FDIC Insured * May Lose Value * Are Not Bank Guaranteed. Bank of America Corporation's broker-dealers are not banks and are separate legal entities from their bank affiliates. The obligations of the broker- dealers are not obligations of their bank affiliates (unless explicitly stated otherwise), and these bank affiliates are not responsible for securities sold, offered or recommended by the broker-dealers. The foregoing also applies to other non-bank affiliates. For more Bank of America news, visit the Bank of America newsroom at http://newsroom.bankofamerica.com. www.bankofamerica.com

12

Bank of America Corporation and Subsidiaries
Selected Financial Data

(Dollars in millions, except per share data; shares in thousands)

Summary Income Statement	Six Months Ended June 30 2016	Six Months Ended June 30 2015	Second Quarter 2016	First Quarter 2016	Second Quarter 2015
Net interest income	$ 18,384	$ 19,872	$ 9,213	$ 9,171	$ 10,461
Noninterest income	21,526	22,998	11,185	10,341	11,495
Total revenue, net of interest expense	39,910	42,870	20,398	19,512	21,956
Provision for credit losses	1,973	1,545	976	997	780
Noninterest expense	28,309	29,785	13,493	14,816	13,958
Income before income taxes	9,628	11,540	5,929	3,699	7,218
Income tax expense	2,716	3,309	1,697	1,019	2,084
Net income	$ 6,912	$ 8,231	$ 4,232	$ 2,680	$ 5,134
Preferred stock dividends	818	712	361	457	330
Net income applicable to common shareholders	$ 6,094	$ 7,519	$ 3,871	$ 2,223	$ 4,804
Common shares issued	5,021	3,947	85	4,936	88
Average common shares issued and outstanding	10,296,652	10,503,379	10,253,573	10,339,731	10,488,137
Average diluted common shares issued and outstanding	11,079,939	11,252,417	11,059,167	11,100,067	11,238,060
Summary Average Balance Sheet					
Total debt securities	$ 409,279	$ 384,747	$ 418,748	$ 399,809	$ 386,357
Total loans and leases	896,327	871,699	899,670	892,984	876,178
Total earning assets	1,856,192	1,804,947	1,867,734	1,844,650	1,810,655
Total assets	2,180,763	2,145,307	2,187,909	2,173,618	2,151,966
Total deposits	1,205,873	1,138,801	1,213,291	1,198,455	1,146,789
Common shareholders' equity	238,645	227,078	240,166	237,123	228,780
Total shareholders' equity	262,731	248,413	265,144	260,317	251,054
Performance Ratios					
Return on average assets	0.64%	0.77%	0.78%	0.50%	0.96%
Return on average common shareholders' equity	5.14	6.68	6.48	3.77	8.42
Return on average tangible common shareholders' equity (1)	7.34	9.79	9.24	5.41	12.31
Per common share information					
Earnings	$ 0.59	$ 0.72	$ 0.38	$ 0.21	$ 0.46
Diluted earnings	0.56	0.68	0.36	0.21	0.43
Dividends paid	0.10	0.10	0.05	0.05	0.05
Book value	23.67	21.91	23.67	23.12	21.91
Tangible book value (1)	16.68	15.02	16.68	16.17	15.02

Summary Period-End Balance Sheet	June 30 2016	March 31 2016	June 30 2015
Total debt securities	$ 411,949	$ 400,311	$ 392,379
Total loans and leases	903,153	901,113	881,196
Total earning assets	1,860,557	1,861,868	1,801,859
Total assets	2,186,609	2,185,498	2,149,034
Total deposits	1,216,091	1,217,261	1,149,560
Common shareholders' equity	241,849	238,434	229,386
Total shareholders' equity	267,069	262,776	251,659
Common shares issued and outstanding	10,216,781	10,312,660	10,471,837

Credit Quality	Six Months Ended June 30 2016	Six Months Ended June 30 2015	Second Quarter 2016	First Quarter 2016	Second Quarter 2015
Total net charge-offs	$ 2,053	$ 2,262	$ 985	$ 1,068	$ 1,068
Net charge-offs as a percentage of average loans and leases outstanding (2)	0.46%	0.53%	0.44%	0.48%	0.49%
Provision for credit losses	$ 1,973	$ 1,545	$ 976	$ 997	$ 780

	June 30 2016	March 31 2016	June 30 2015
Total nonperforming loans, leases and foreclosed properties (3)	$ 8,799	$ 9,281	$ 11,565
Nonperforming loans, leases and foreclosed properties as a percentage of total loans, leases and foreclosed properties (2)	0.98%	1.04%	1.32%
Allowance for loan and lease losses	$ 11,837	$ 12,069	$ 13,068
Allowance for loan and lease losses as a percentage of total loans and leases outstanding (2)	1.32%	1.35%	1.50%

For footnotes see page 13.

This information is preliminary and based on company data available at the time of the presentation.

13

Bank of America Corporation and Subsidiaries

Selected Financial Data (continued)

(Dollars in millions)

Capital Management	Basel 3 Transition		
	June 30 2016	March 31 2016	June 30 2015
Risk-based capital metrics [4, 5]**:**			
Common equity tier 1 capital	**$ 166,173**	$ 162,732	$ 158,326
Common equity tier 1 capital ratio	**10.6%**	10.3%	11.2%
Tier 1 leverage ratio	**8.9**	8.7	8.5
Tangible equity ratio [6]	**9.2**	9.0	8.6
Tangible common equity ratio [6]	**8.1**	7.9	7.6

Regulatory Capital Reconciliations [4, 5, 7]	June 30 2016	March 31 2016	June 30 2015
Regulatory capital – Basel 3 transition to fully phased-in			
Common equity tier 1 capital (transition)	**$ 166,173**	$ 162,732	$ 158,326
Deferred tax assets arising from net operating loss and tax credit carryforwards phased in during transition	**(3,496)**	(3,764)	(5,706)
Accumulated OCI phased in during transition	**359**	(117)	(1,884)
Intangibles phased in during transition	**(907)**	(983)	(1,751)
Defined benefit pension fund assets phased in during transition	**(378)**	(381)	(476)
DVA related to liabilities and derivatives phased in during transition	**104**	76	384
Other adjustments and deductions phased in during transition	**(24)**	(54)	(587)
Common equity tier 1 capital (fully phased-in)	**$ 161,831**	$ 157,509	$ 148,306
Risk-weighted assets – As reported to Basel 3 (fully phased-in)			
Basel 3 Standardized approach risk-weighted assets as reported	**$ 1,398,610**	$ 1,405,748	$ 1,407,891
Changes in risk-weighted assets from reported to fully phased-in	**17,689**	20,104	25,460
Basel 3 Standardized approach risk-weighted assets (fully phased-in)	**$ 1,416,299**	$ 1,425,852	$ 1,433,351
Basel 3 Advanced approaches risk-weighted assets as reported	**$ 1,563,481**	$ 1,586,993	n/a
Changes in risk-weighted assets from reported to fully phased-in	**(19,600)**	(29,710)	n/a
Basel 3 Advanced approaches risk-weighted assets (fully phased-in) [8]	**$ 1,543,881**	$ 1,557,283	$ 1,427,388
Regulatory capital ratios			
Basel 3 Standardized approach common equity tier 1 (transition)	**11.9%**	11.6%	11.2%
Basel 3 Advanced approaches common equity tier 1 (transition)	**10.6**	10.3	n/a
Basel 3 Standardized approach common equity tier 1 (fully phased-in)	**11.4**	11.0	10.3
Basel 3 Advanced approaches common equity tier 1 (fully phased-in) [8]	**10.5**	10.1	10.4

(1) Return on average tangible common shareholders' equity and tangible book value per share of common stock are non-GAAP financial measures. We believe the use of these non-GAAP financial measures provides additional clarity in assessing the results of the Corporation. Other companies may define or calculate non-GAAP financial measures differently. See Reconciliations to GAAP Financial Measures on pages 17-18.

(2) Ratios do not include loans accounted for under the fair value option. Charge-off ratios are annualized for the quarterly presentation.

(3) Balances do not include past due consumer credit card, consumer loans secured by real estate where repayments are insured by the Federal Housing Administration and individually insured long-term stand-by agreements (fully-insured home loans), and in general, other consumer and commercial loans not secured by real estate; purchased credit-impaired loans even though the customer may be contractually past due, nonperforming loans held-for-sale, nonperforming loans accounted for under the fair value option and nonaccruing troubled debt restructured loans removed from the purchased credit-impaired portfolio prior to January 1, 2010.

(4) Regulatory capital ratios are preliminary.

(5) Bank of America received approval to begin using the Advanced approaches capital framework to determine risk-based capital requirements in the fourth quarter of 2015. With the approval to exit parallel run, Bank of America is required to report regulatory capital risk-weighted assets and ratios under both the Standardized and Advanced approaches. The approach that yields the lower ratio is to be used to assess capital adequacy; therefore, we used the Advanced approaches at June 30, 2016 and March 31, 2016. Prior to exiting parallel run, we were required to report regulatory capital under the Standardized approach only.

(6) Tangible equity ratio equals period-end tangible shareholders' equity divided by period-end tangible assets. Tangible common equity ratio equals period-end tangible common shareholders' equity divided by period-end tangible assets. Tangible shareholders' equity and tangible assets are non-GAAP financial measures. We believe the use of these non-GAAP financial measures provides additional clarity in assessing the results of the Corporation. Other companies may define or calculate non-GAAP financial measures differently. See Reconciliations to GAAP Financial Measures on pages 17-18.

(7) Fully phased-in estimates are non-GAAP financial measures. For reconciliations to GAAP financial measures, see above.

(8) Basel 3 fully phased-in Advanced approaches estimates assume approval by U.S. banking regulators of our internal analytical models, including approval of the internal models methodology (IMM). As of June 30, 2016, the Corporation did not have regulatory approval for the IMM model.

n/a = not applicable

Certain prior period amounts have been reclassified to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.

14

Bank of America Corporation and Subsidiaries

Quarterly Results by Business Segment and All Other

(Dollars in millions)

	Second Quarter 2016				
	Consumer Banking	GWIM	Global Banking	Global Markets	All Other
Total revenue, net of interest expense (FTE basis) [1]	$ 7,864	$ 4,456	$ 4,690	$ 4,313	$ (702)
Provision for credit losses	726	14	203	(5)	38
Noninterest expense	4,416	3,288	2,126	2,582	1,081
Net income (loss)	1,718	722	1,491	1,116	(815)
Return on average allocated capital [2]	20%	22%	16%	12%	n/m
Balance Sheet					
Average					
Total loans and leases	$ 242,921	$ 141,181	$ 330,273	$ 69,620	$ 115,675
Total deposits	596,474	254,804	298,805	34,518	28,690
Allocated capital [2]	34,000	13,000	37,000	37,000	n/m
Period end					
Total loans and leases	$ 247,122	$ 142,633	$ 330,709	$ 70,766	$ 111,923
Total deposits	599,457	250,976	304,577	33,506	27,575

	First Quarter 2016				
	Consumer Banking	GWIM	Global Banking	Global Markets	All Other
Total revenue, net of interest expense (FTE basis) [1]	$ 7,801	$ 4,444	$ 4,390	$ 3,947	$ (855)
Provision for credit losses	531	25	553	9	(121)
Noninterest expense	4,538	3,275	2,171	2,450	2,382
Net income (loss)	1,729	724	1,054	970	(1,797)
Return on average allocated capital [2]	20%	22%	11%	11%	n/m
Balance Sheet					
Average					
Total loans and leases	$ 237,908	$ 139,099	$ 324,531	$ 69,283	$ 122,163
Total deposits	578,196	260,482	297,134	35,886	26,757
Allocated capital [2]	34,000	13,000	37,000	37,000	n/m
Period end					
Total loans and leases	$ 240,591	$ 139,690	$ 329,485	$ 73,446	$ 117,901
Total deposits	597,800	260,565	298,072	34,403	26,421

	Second Quarter 2015				
	Consumer Banking	GWIM	Global Banking	Global Markets	All Other
Total revenue, net of interest expense (FTE basis) [1]	$ 7,757	$ 4,567	$ 4,236	$ 3,950	$ 1,669
Provision for credit losses	470	15	177	6	112
Noninterest expense	4,637	3,485	2,086	2,748	1,002
Net income	1,662	669	1,236	786	781
Return on average allocated capital [2]	20%	22%	14%	9%	n/m
Balance Sheet					
Average					
Total loans and leases	$ 230,704	$ 131,364	$ 295,405	$ 61,819	$ 156,886
Total deposits	552,973	239,974	288,117	39,051	26,674
Allocated capital [2]	33,000	12,000	35,000	35,000	n/m
Period end					
Total loans and leases	$ 232,271	$ 133,499	$ 301,558	$ 65,962	$ 147,906
Total deposits	554,204	237,624	292,261	38,751	26,720

[1] Fully taxable-equivalent (FTE) basis is a performance measure used by management in operating the business that management believes provides investors with a more accurate picture of the interest margin for comparative purposes.

[2] Return on average allocated capital is calculated as net income, adjusted for cost of funds and earnings credits and certain expenses related to intangibles, divided by average allocated capital. Other companies may define or calculate these measures differently.

n/m = not meaningful

Certain prior period amounts have been reclassified among the segments to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.

15

Bank of America Corporation and Subsidiaries

Year-to-Date Results by Business Segment and All Other

(Dollars in millions)

	Six Months Ended June 30, 2016				
	Consumer Banking	**GWIM**	**Global Banking**	**Global Markets**	**All Other**
Total revenue, net of interest expense (FTE basis) [1]	$ 15,665	$ 8,900	$ 9,080	$ 8,260	$ (1,557)
Provision for credit losses	1,257	39	756	4	(83)
Noninterest expense	8,954	6,563	4,297	5,032	3,463
Net income (loss)	3,447	1,446	2,545	2,086	(2,612)
Return on average allocated capital [2]	20%	22%	14%	11%	n/m
Balance Sheet					
Average					
Total loans and leases	$ 240,414	$ 140,140	$ 327,402	$ 69,452	$ 118,919
Total deposits	587,335	257,643	297,969	35,202	27,724
Allocated capital [2]	34,000	13,000	37,000	37,000	n/m
Period end					
Total loans and leases	$ 247,122	$ 142,633	$ 330,709	$ 70,766	$ 111,923
Total deposits	599,457	250,976	304,577	33,506	27,575

	Six Months Ended June 30, 2015				
	Consumer Banking	GWIM	Global Banking	Global Markets	All Other
Total revenue, net of interest expense (FTE basis) [1]	$ 15,472	$ 9,077	$ 8,622	$ 8,141	$ 1,996
Provision for credit losses	1,139	38	273	27	68
Noninterest expense	9,369	6,974	4,235	5,909	3,298
Net income (loss)	3,118	1,297	2,583	1,450	(217)
Return on average allocated capital [2]	19%	22%	15%	8%	n/m
Balance Sheet					
Average					
Total loans and leases	$ 230,533	$ 129,275	$ 289,876	$ 59,224	$ 162,791
Total deposits	545,770	241,758	287,280	39,169	24,824
Allocated capital [2]	33,000	12,000	35,000	35,000	n/m
Period end					
Total loans and leases	$ 232,271	$ 133,499	$ 301,558	$ 65,962	$ 147,906
Total deposits	554,204	237,624	292,261	38,751	26,720

[1] Fully taxable-equivalent (FTE) basis is a performance measure used by management in operating the business that management believes provides investors with a more accurate picture of the interest margin for comparative purposes.

[2] Return on average allocated capital is calculated as net income, adjusted for cost of funds and earnings credits and certain expenses related to intangibles, divided by average allocated capital. Other companies may define or calculate these measures differently.

n/m = not meaningful

Certain prior period amounts have been reclassified among the segments to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.

This information is preliminary and based on company data available at the time of the presentation. 16 Bank of America Corporation and Subsidiaries Supplemental Financial Data (Dollars in millions) Fully taxable-equivalent (FTE) basis data (1) Six Months Ended June 30 SecondQuarter 2016 First Quarter 2016 Second Quarter 20152016 2015 Net interest income $ 18,822 $ 20,310 $ 9,436 $ 9,386 $ 10,684 Total revenue, net of interest expense 40,348 43,308 20,621 19,727 22,179 Net interest yield 2.04% 2.27% 2.03% 2.05% 2.37% Efficiency ratio 70.16 68.77 65.43 75.11 62.93 Other Data June 30 2016 March 31 2016 June 30 2015 Number of financial centers - U.S. 4,681 4,689 4,789 Number of branded ATMs - U.S. 15,998 16,003 15,992 Ending full-time equivalent employees 210,516 213,183 216,679 (1) FTE basis is a non-GAAP financial measure. FTE basis is a performance measure used by management in operating the business that management believes provides investors with a more accurate picture of the interest margin for comparative purposes. See Reconciliations to GAAP Financial Measures on pages 17-18. Certain prior period amounts have been reclassified to conform to current period presentation.

17

Bank of America Corporation and Subsidiaries

Reconciliations to GAAP Financial Measures

(Dollars in millions)

The Corporation evaluates its business based on a fully taxable-equivalent basis, a non-GAAP financial measure. The Corporation believes managing the business with net interest income on a fully taxable-equivalent basis provides a more meaningful picture of the interest margin for comparative purposes. Total revenue, net of interest expense, includes net interest income on a fully taxable-equivalent basis and noninterest income. The Corporation views related ratios and analyses (i.e., efficiency ratios and net interest yield) on a fully taxable-equivalent basis. To derive the fully taxable-equivalent basis, net interest income is adjusted to reflect tax-exempt income on an equivalent before-tax basis with a corresponding increase in income tax expense. For purposes of this calculation, the Corporation uses the federal statutory tax rate of 35 percent. This measure ensures comparability of net interest income arising from taxable and tax-exempt sources. The efficiency ratio measures the costs expended to generate a dollar of revenue, and net interest yield measures the basis points the Corporation earns over the cost of funds.

The Corporation may present certain key performance indicators and ratios excluding certain items (e.g., market-related adjustments on net interest income, debit valuation adjustments, charge-offs related to the settlement with the DoJ) which result in non-GAAP financial measures. The Corporation believes the use of these non-GAAP financial measures provides additional clarity in understanding its results of operations and trends.

The Corporation also evaluates its business based on the following ratios that utilize tangible equity, a non-GAAP financial measure. Tangible equity represents an adjusted shareholders' equity or common shareholders' equity amount which has been reduced by goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities. Return on average tangible common shareholders' equity measures the Corporation's earnings contribution as a percentage of adjusted average common shareholders' equity. The tangible common equity ratio represents adjusted ending common shareholders' equity divided by total assets less goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities. Return on average tangible shareholders' equity measures the Corporation's earnings contribution as a percentage of adjusted average total shareholders' equity. The tangible equity ratio represents adjusted ending shareholders' equity divided by total assets less goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities. Tangible book value per common share represents adjusted ending common shareholders' equity divided by ending common shares outstanding. These measures are used to evaluate the Corporation's use of equity. In addition, profitability, relationship and investment models all use return on average tangible shareholders' equity as key measures to support our overall growth goals.

See the tables below and on page 18 for reconciliations of these non-GAAP financial measures to financial measures defined by GAAP for the six months ended June 30, 2016 and 2015 and the three months ended June 30, 2016, March 31, 2016 and June 30, 2015. The Corporation believes the use of these non-GAAP financial measures provides additional clarity in assessing the results of the Corporation. Other companies may define or calculate supplemental financial data differently.

	Six Months Ended June 30		Second Quarter	First Quarter	Second Quarter
	2016	2015	**2016**	2016	2015
Reconciliation of net interest income to net interest income on a fully taxable-equivalent basis					
Net interest income	**$ 18,384**	$ 19,872	**$ 9,213**	$ 9,171	$ 10,461
Fully taxable-equivalent adjustment	**438**	438	**223**	215	223
Net interest income on a fully taxable-equivalent basis	**$ 18,822**	$ 20,310	**$ 9,436**	$ 9,386	$ 10,684
Reconciliation of total revenue, net of interest expense to total revenue, net of interest expense on a fully taxable-equivalent basis					
Total revenue, net of interest expense	**$ 39,910**	$ 42,870	**$ 20,398**	$ 19,512	$ 21,956
Fully taxable-equivalent adjustment	**438**	438	**223**	215	223
Total revenue, net of interest expense on a fully taxable-equivalent basis	**$ 40,348**	$ 43,308	**$ 20,621**	$ 19,727	$ 22,179
Reconciliation of income tax expense to income tax expense on a fully taxable-equivalent basis					
Income tax expense	**$ 2,716**	$ 3,309	**$ 1,697**	$ 1,019	$ 2,084
Fully taxable-equivalent adjustment	**438**	438	**223**	215	223
Income tax expense on a fully taxable-equivalent basis	**$ 3,154**	$ 3,747	**$ 1,920**	$ 1,234	$ 2,307
Reconciliation of average common shareholders' equity to average tangible common shareholders' equity					
Common shareholders' equity	**$ 238,645**	$ 227,078	**$ 240,166**	$ 237,123	$ 228,780
Goodwill	**(69,756)**	(69,776)	**(69,751)**	(69,761)	(69,775)
Intangible assets (excluding mortgage servicing rights)	**(3,584)**	(4,412)	**(3,480)**	(3,687)	(4,307)
Related deferred tax liabilities	**1,684**	1,922	**1,662**	1,707	1,885
Tangible common shareholders' equity	**$ 166,989**	$ 154,812	**$ 168,597**	$ 165,382	$ 156,583
Reconciliation of average shareholders' equity to average tangible shareholders' equity					
Shareholders' equity	**$ 262,731**	$ 248,413	**$ 265,144**	$ 260,317	$ 251,054
Goodwill	**(69,756)**	(69,776)	**(69,751)**	(69,761)	(69,775)
Intangible assets (excluding mortgage servicing rights)	**(3,584)**	(4,412)	**(3,480)**	(3,687)	(4,307)
Related deferred tax liabilities	**1,684**	1,922	**1,662**	1,707	1,885
Tangible shareholders' equity	**$ 191,075**	$ 176,147	**$ 193,575**	$ 188,576	$ 178,857

Certain prior period amounts have been reclassified to conform to current period presentation.

This information is preliminary and based on company data available at the time of the presentation.

This information is preliminary and based on company data available at the time of the presentation. 18 Bank of America Corporation and Subsidiaries Reconciliations to GAAP Financial Measures (continued) (Dollars in millions) Six Months Ended June 30 Second Quarter 2016 First Quarter 2016 Second Quarter 20152016 2015 Reconciliation of period-end common shareholders’ equity to period-end tangible common shareholders’ equity Common shareholders’ equity $ 241,849 $ 229,386 $ 241,849 $ 238,434 $ 229,386 Goodwill (69,744) (69,775) (69,744) (69,761) (69,775) Intangible assets (excluding mortgage servicing rights) (3,352) (4,188) (3,352) (3,578) (4,188) Related deferred tax liabilities 1,637 1,813 1,637 1,667 1,813 Tangible common shareholders’ equity $ 170,390 $ 157,236 $ 170,390 $ 166,762 $ 157,236 Reconciliation of period-end shareholders’ equity to period-end tangible shareholders’ equity Shareholders’ equity $ 267,069 $ 251,659 $ 267,069 $ 262,776 $ 251,659 Goodwill (69,744) (69,775) (69,744) (69,761) (69,775) Intangible assets (excluding mortgage servicing rights) (3,352) (4,188) (3,352) (3,578) (4,188) Related deferred tax liabilities 1,637 1,813 1,637 1,667 1,813 Tangible shareholders’ equity $ 195,610 $ 179,509 $ 195,610 $ 191,104 $ 179,509 Reconciliation of period-end assets to period-end tangible assets Assets $ 2,186,609 $ 2,149,034 $ 2,186,609 $ 2,185,498 $ 2,149,034 Goodwill (69,744) (69,775) (69,744) (69,761) (69,775) Intangible assets (excluding mortgage servicing rights) (3,352) (4,188) (3,352) (3,578) (4,188) Related deferred tax liabilities 1,637 1,813 1,637 1,667 1,813 Tangible assets $ 2,115,150 $ 2,076,884 $ 2,115,150 $ 2,113,826 $ 2,076,884 Book value per share of common stock Common shareholders’ equity $ 241,849 $ 229,386 $ 241,849 $ 238,434 $ 229,386 Ending common shares issued and outstanding 10,216,781 10,471,837 10,216,781 10,312,660 10,471,837 Book value per share of common stock $ 23.67 $ 21.91 $ 23.67 $ 23.12 $ 21.91 Tangible book value per share of common stock Tangible common shareholders’ equity $ 170,390 $ 157,236 $ 170,390 $ 166,762 $ 157,236 Ending common shares issued and outstanding 10,216,781 10,471,837 10,216,781 10,312,660 10,471,837 Tangible book value per share of common stock $ 16.68 $ 15.02 $ 16.68 $ 16.17 $ 15.02 Certain prior period amounts have been reclassified to conform to current period presentation.